Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ProCap Financial, Inc. (the “Company”) for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Anthony Pompliano, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Quarterly Report.

Date: August 13, 2026	By:	/s/ Anthony Pompliano
Anthony Pompliano
Chief Executive Officer
(Principal Executive Officer)

This certification is furnished pursuant to Item 601(b)(32) of Regulation S-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly provided.